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                                  EXHIBIT 99.1

                                 NCO Proxy Card

                                      PROXY

                                 NCO GROUP, INC.

                SPECIAL MEETING OF SHAREHOLDERS - MARCH 31, 1999

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 NCO GROUP, INC.

         The undersigned hereby constitutes and appoints Michael J. Barrist and Steven L. Winokur, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 31st day of March, 1999, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

         BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

                  (continued and to be signed on reverse side)



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THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTIONS TO THE CONTRARY ARE
INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR APPROVAL OF THE PROPOSAL.

Please mark your votes as indicated in this example [X]

PROPOSAL: To consider and vote upon a proposal to approve: (i) the Amended and Restated Agreement and Plan of Reorganization dated as of November 1, 1998 (the "Reorganization Agreement") by and among NCO, JDR Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of NCO ("Newco"), and JDR Holdings, Inc., a Delaware corporation ("JDR"), and a related Amended and Restated Agreement and Plan of Merger dated as of November 1, 1998 (the "Merger Agreement" and collectively with the Reorganization Agreement, the "Merger Documents") by and among JDR, NCO and Newco, pursuant to which, among other things, Newco will be merged with and into JDR (the "Merger"), JDR will become a wholly owned subsidiary of NCO and each outstanding share of JDR Stock will be converted into the right to receive a number of shares of NCO common stock, no par value (the "NCO Common Stock"), determined pursuant to the share exchange formulas in the Merger Agreement; and (ii) the consummation of the Merger and the issuance of up to 3,388,596 shares of NCO Common Stock in connection therewith (plus up to an additional 333,538 shares of NCO Common Stock in connection with certain options to purchase JDR Common Stock); all on and subject to the terms and conditions contained in the Merger Documents.

      [ ] FOR       [ ] AGAINST        [ ] ABSTAIN

         The undersigned hereby acknowledges receipt of the Company's Notice of the Company's Special Meeting of Shareholders and the Joint Proxy
Statement/Prospectus relating thereto.

                                          DATE:___________________________, 1999
                                                 (Please date this Proxy)


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                                                      Signature(s)


              It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.